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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" and to the use of our report dated March 23, 2011, relating to the consolidated financial statements of Lpath, Inc. (the "Company") as of and for the years ended December 31, 2010 and 2009, in the Amendment No. 4 to Form S-1 Registration Statement No. 333-178352 and related Prospectus of the Company for the registration of shares of its common stock.

        Our report with respect to the consolidated financial statements refers to the Company's adoption of EITF 07-5, Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity's Own Stock (codified in FASB ASC 815, Derivatives and Hedging), effective January 1, 2009.

/s/ Moss Adams LLP

San Diego, California
February 14, 2012

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM